MINRAD INC.
REGISTRATION RIGHTS AGREEMENT

                THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of ________, 2004 by and among MINRAD INC., a Delaware corporation (the "Company") and each INVESTOR executing a copy hereof ("Investor").

                WHEREAS, certain of the Investors are persons who desire to purchase from the Company, and the Company desires to issue and sell to them, a minimum offering of 1,760,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), and a maximum offering of 3,200,000 shares of Common Stock, (collectively, the "Shares"), all upon the terms set forth in the Company's Confidential Private Placement Memorandum (the "Memorandum") and Subscription Agreement included herewith; and

                WHEREAS, certain of the Investors are person who have existing registration rights with respect to registration of Common Stock under agreements with the Company, which registration rights the parties desire to make consistent with the rights granted in this Agreement; and

                WHEREAS, the Company has agreed to undertake to register Common Stock if, as and when required hereunder, under the terms set forth herein.

                NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

                1.     Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "Final Closing Date" shall mean the final closing date of the sale of Shares in the offering to Investors pursuant to the Memorandum.

                "Holdback Period" shall mean the period commencing on the day on which the IPO shall be consummated and ending on (i) the date which is 180 days thereafter or (ii) such earlier date as shall have been agreed between the underwriter of the IPO, the Company and the Placement Agent, acting on behalf of the Investors pursuant to Section 5(c) hereof. For clarification and without limitation, an IPO for the Holdback Period shall not include any merger with a Merger Successor (defined below), any IPO by a Merger Successor prior to its merger with or into the Company, or any subsequent P.I.P.E. offering (defined below) of the Company's securities following said merger.

                "IPO" shall mean the initial public offering of the Company's securities that is registered under the Securities Act. For clarification and without limitation, IPO shall not mean a merger with a Merger Successor, any IPO of the Merger Successor prior to its merger with or into the Company, or any P.I.P.E. offering of the Company's securities.

                "Liquidity Event" shall mean (i) the effectiveness of the IPO, (ii) any merger, consolidation or business combination of the Company with any other entity other than an affiliate of the Company and pursuant to which the Company is not the surviving entity, (iii) any sale of all or substantially all of the assets of the Company, or (iv) any bona fide offer by the Company or a third party, approved by the Company's board of directors, to purchase, at a price not less than fair market value, all or substantially all of the securities of the Company.

                "Placement Agent" shall mean Cagan McAfee Capital Partners, LLC.

                "Public Sale" shall mean any sale of securities to the public pursuant to (i) an offering registered under the Securities Act or (ii) the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

                "Register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

                "Registrable Securities" shall mean all shares of Common Stock now held or hereafter acquired from the Company by the Investors, and any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, as the case may be. As to any particular shares of Common Stock constituting Registrable Securities, such shares shall cease to be Registrable Securities when (A) they have been transferred in a Public Sale in a transaction such that all transfer restrictions and restrictive legends under the Securities Act with respect thereto are or may be removed upon consummation of such sale, or (B) sold or available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends under the Securities Act with respect thereto are or may be removed at the consummation of the transaction.

                "Requisite Period" shall mean, (i) with respect to a firm commitment underwritten public offering, the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it, and, (ii) with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of the date on which the sale of all Registrable Securities covered thereby is completed or 180 days after such effective date.

                "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statue, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.

                "Stockholders" shall mean the Investors.

                2.     Automatic and Demand Registration.

                        (a)     If the Company shall complete an IPO or if the Company shall be merged with or into a company whose shares are registered under the Exchange Act (a "Merger Successor") prior to the first anniversary of the Final Closing Date, then Company shall effect a registration under the Securities Act of all Registrable Securities requested by the Stockholders to be so registered not later than twelve months after the closing of such IPO or merger; provided, however, that if (i) the Company effects the aforementioned IPO or merger with a Merger Successor and (ii) prior to the first anniversary of the Final Closing Date the Company or Merger Successor subsequently consummates an offering of its securities not registered under the Securities Act for an aggregate amount greater than two and one-half million dollars ($2,500,000) that is subject to a requirement to register the sale of the securities by the investors in the unregistered offering (a "P.I.P.E."), then the Company or Merger Successor shall use its best efforts to effect a registration that will include all Registrable Securities pursuant to Section 3 of this Agreement together with the P.I.P.E securities not later than 90 days after the closing of said P.I.P.E. offering. In the event of an automatic registration under this Section 2(a), the Company shall give a written notice (a "Registration Notice") to all holders of Registrable Securities. Thereafter, the Company or Merger Successor shall use its best efforts to register under the Securities Act, in accordance with the method of disposition specified in the Registration Notice, all Registrable Securities except for those requested to be excluded in requests received by the Company from holders of Registrable Securities within twenty (20) days after the Registration Notice is given.

                        (b)     In the event that the Company has not yet completed an IPO or merger with a Merger Successor within eighteen months from the Final Closing Date, the holders of Registrable Securities constituting at least a majority of the total Registrable Securities then outstanding may, by written notice delivered to the Company within six months after the end of that eighteen month period (collectively, a "Demand Notice"), require that the Company register under the Securities Act on one occasion all or any portion of their Registrable Securities in the manner specified in the Demand Notice.

                        (c)     Within 10 days of receipt of any Demand Notice under Section 2(b) above, the Company shall give written notice (a "Company Notice") to all holders of Registrable Securities from whom a Demand Notice has not been received. Thereafter, the Company shall use its best efforts to register under the Securities Act, in accordance with the method of disposition specified in the Demand Notice, the number of Registrable Securities specified in the Demand Notice (and in all notices received by the Company from other holders within twenty (20) days after the giving of such Company Notice). If the method of disposition shall be an underwritten public offering, the holders of a majority of the Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Registrable Securities pursuant to Section 2(b) on one occasion only; provided, that each such obligation shall be deemed satisfied only when a registration statement covering all Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified in the Demand Notice, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Securities shall have been sold pursuant thereto.

                        (d)     If a demand registration is an underwritten offering and the managing underwriters shall advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the requiring holders without adversely affecting the marketability of the offering, then the Company will include in such demand registration (i) first, the Registrable Securities of the holders originally requesting registration, and (ii) second, other securities requested to be included in such registration, pro rata from among the other stockholders of the Company who have registration rights, according to the number of such securities requested by them to be so included.

                3.     Piggyback Registration.

                        (a)     If the Company at any time (other than pursuant to Sections 2 or 4 hereof) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to the IPO, merger with a Merger Successor and/or registration statements on Forms S-4 or S-8 and any similar successor forms) (a "Piggyback Registration"), each such time it will give prompt written notice to such effect to all holders of outstanding Registrable Securities at least thirty (30) days prior to such filing. Upon the written request of any such holder, received by the Company within twenty (20) days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will, subject to Section 3(b) below, cause all Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Securities so registered. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the Stockholders.

                        (b)     In the event that any Piggyback Registration shall be, in whole or in part, an underwritten public offering of Common Stock and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and/or other securities requested to be included in such offering exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the Company without adversely affecting the marketability of the offering, then the Company will include in such registration (i) first, the securities the

Company proposes to sell and (ii) second, the Registrable Securities and/or other securities requested to be included in such registration, pro rata from among the Stockholders and other stockholders, according to the number of Registrable Securities and/or other securities requested by them to be so included. Notwithstanding the foregoing, however, the number of Registrable Securities to be included in such registration and underwriting under this Section 3(b) shall not be reduced to less than thirty percent (30%) of the aggregate securities requested to be included by the Stockholders in such registration without prior consent of at least a majority of the Stockholders who have requested their shares to be included in such registration and underwriting.

                        (c)     The right of the holders of Registrable Securities to have their securities registered in a Piggyback registration shall terminate at the earlier of (1) 12 months after an IPO or merger with a Merger Successor, or (2) nine months after completion of a registration for a P.I.P.E.

                4.     Registration on Form S-3.

                        (a)     In addition to the rights under Section 2 hereof, if at any time (i) a holder or holders of at least 20% of the total Registrable Securities then outstanding request(s) that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by such requesting holder or holders, where the reasonably anticipated aggregate price to the public of this public offering would exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such Registrable Securities, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice. Whenever the Company is required by this Section 4 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2 (including, but not limited to, the requirement that the Company notify all holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. The Company shall be obligated to register Registrable Securities pursuant to this Section 4 on two occasions only and in no event within six months of a prior registration effected under Sections 2 or 3; provided, that such obligation shall be deemed satisfied on any occasion only when a registration statement covering all Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Securities shall have been sold pursuant thereto, subject to any cut-backs provided for in this Agreement.

                        (b)     The right of the holders of Registrable Securities to have their securities registered on Form S-3 under this Section 4 shall terminate at the earlier of (1) 12 months after an IPO or merger with a Merger Successor, or (2) nine months after completion of a registration for a P.I.P.E.

                5.     Limitations on Registration; Holdback Agreement; Power of Attorney.

                        (a)     Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to file a registration statement pursuant to Sections 2 or 4 hereof (i) which would become effective within (A) the Holdback Period, or (B) 120 days following the effective date of a registration statement (other than a registration statement filed on Form S-4 or S-8) filed by the Company with the Commission pertaining to any prior public offering for the account of the Company or another holder of securities of the Company if the holder(s) of Registrable Securities were afforded the opportunity, subject to the underwriter's cut-back, to include all of its Registrable Securities in such prior registration pursuant to Section 3, or (ii) during the period it would violate any restriction or prohibition reasonably requested by any managing underwriter for the IPO.

                        (b)     In connection with the IPO or any registration of Registrable Securities in connection with an underwritten public offering, the holders of Registrable Securities agree, if so requested by the underwriter or underwriters, not to effect any Public Sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any Registrable Securities, and not to effect any such Public Sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during (i) the 10 days prior to the commencement of and during the Holdback Period with respect to the IPO and (ii) the seven days prior to and the 120 days following the effective date of the registration statement (other than a registration statement on Form S-4 or S-8) with respect to such other underwritten public offering if the holders of Registrable Securities were afforded the opportunity to include all of their Registrable Securities therein pursuant to Section 3.

                        (c)     Each Investor hereby irrevocably appoints the Placement Agent (and all officers designated by the Placement Agent) ("Attorney") to act as his or its true and lawful agent and attorney-in-fact, with full power of substitution, (i) to negotiate with the Company and the managing underwriter(s) for the IPO the terms and conditions of the holdback agreements of the Investors and any other restrictions on the right of such Investor to sell his or its shares of Common Stock which shall be imposed by the managing underwriter(s) for such offering (including, without limitation, the length of the Holdback Period, and the other rights of such Investor to sell his or its Registrable Securities), (ii) to negotiate with the Company and any third party the terms and conditions of any agreements affecting the rights of such Investor under this Agreement in connection with any other Liquidity Event and (iii) to execute and deliver any and all documents, agreements and instruments and to take any and all actions, in the name of and on behalf of such Investor, as may be necessary or appropriate to effectuate the foregoing on such terms and conditions as the Attorney approves in his sole judgment. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the holder of Registrable Securities as to the authority of Attorney to take any action or actions described above, or as to the existence of or fulfillment of any condition to this Power of

Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and each Investor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest, and may not be revoked or canceled by an Investor without Attorney's written consent. The Investor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

                6.     Registration Procedures. If and whenever the Company is required by the provisions hereof to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                        (a)     subject to Sections 4 and 5(a), prepare and file with the Commission a registration statement with respect to such securities within 90 days after delivery of a Demand Notice under Section 2(b) or Section 4 hereof, and use its best efforts to cause any registration statement subject to this Agreement to become effective not later than 90 days from the date of its filing and to remain effective for the Requisite Period;

                        (b)     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

                        (c)     furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

                        (d)     use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                        (e)     use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed, or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to list and facilitate the reporting of the Common Stock on The Nasdaq National Market or SmallCap Market;

                        (f)     immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

                        (g)     notify each seller of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, obtain the lifting thereof at the earliest possible time;

                        (h)     permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities and all other securities being registered ("Stockholders Counsel") to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing (provided, however, that in no event shall the Company be required to reimburse legal fees in excess of $25,000 per registration statement pursuant to this Section 6(h)) and the Company shall not file any document in a form to which such counsel reasonably objects;

                        (i)     make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's next fiscal quarter following the effective date of the registration statement;

                        (j)     if the offering is an underwritten offering, the Company will enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation, customary holdback, indemnification and contribution provisions;

                        (k)     if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and (A) that to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) that the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (C) to such other effects as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings and are reasonably requested by counsel for the underwriters and (ii) to the extent available without unreasonable expense from the Company's accounting firm, a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

                        (l)     make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                        (m)     provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

                        (n)     take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Investors or any underwriters may reasonably request; and

                        (o)     take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement; provided, however, that if the Company shall furnish to the holders of Registrable Securities a certificate stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company for a registration statement to be filed or become effective in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under Sections 2 and 4 shall be deferred for a period not to exceed 90 days from the date of any registration required under Sections 2 or 4, provided however, that this right to defer its obligations under Sections 2 or 4 shall be exercised by the Company not more than once in any 12 month period.

                        (p)     In connection with each registration subject to this Agreement, the sellers of Registrable Securities will furnish to the Company in a timely manner in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                7.     Expenses. All expenses incurred by the Company in complying with Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Securities and all other securities being registered, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses."

                The Company will pay all Registration Expenses in connection with each registration statement filed hereunder. All Selling Expenses in connection with each registration statement shall be borne by the participating sellers in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.

                8.     Indemnification and Contribution. (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to the terms of this Agreement, the Company will indemnify and hold harmless and pay and reimburse each seller of such Registrable Securities thereunder, each underwriter of Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, from and against, and pay or reimburse them for, any losses, claims, expenses, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, any preliminary prospectus (unless superseded by a final prospectus) or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state in any such registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act or any state securities or blue sky laws applicable to the Company and relating to action or inaction required by the Company in connection with the offering of Registrable Securities and specifically will reimburse each such seller, each underwriter and each such controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon the Company's reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement or prospectus, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement or prospectus and such seller or such controlling person thereafter fails to deliver or cause to be delivered such registration statement or prospectus as so amended or supplemented prior to or concurrently with the Registrable Shares to the person asserting such loss, claim, damage or liability (or action in respect thereof) or expense after the Company has furnished such seller or such controlling person with the same.

                        (b)     In the event of a registration of any of the Registrable Securities under the Securities Act pursuant hereto, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company and each underwriter and each person who controls any underwriter within the meaning of the Securities Act from and against all losses, claims, expenses, damages or liabilities, joint or several, to which the Company or such officer, director, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Notwithstanding the foregoing, the indemnity provided in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such indemnified party, which shall not be unreasonably withheld.

                        (c)     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action or claim, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                        (d)     In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8, then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                9.     Changes in Capital Stock. If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the capital stock as so changed.

                10.     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                             (a)     make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

                            (b)     file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                            (c)     furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

                11.     Event of Election. In the event that the Company fails to fulfill its registration responsibilities pursuant to Sections 2, 3 or 4 of this Agreement, the Stockholders shall have all rights and remedies available to them at law or equity.

                12.     Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows:

                            (a)     The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.

                            (b)     This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                13.     Assignment of Registration Rights. The rights to cause or have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Stockholders to transferees or assignees of such securities; provided, that the Company is, within reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. The term "Investors" as used in this Agreement shall include such transferees or permitted assignees.

                14.     Agreement Terminates and Supercedes Prior Registration Rights. This Agreement terminates and supercedes all prior rights of the Investors for the registration of Common Stock under the Securities Act and state securities laws under all agreements between the Company and any of the Investors. Except with respect to registration rights under the Securities Act and state securities laws and with respect to the matters specifically provided for in this Agreement, any agreements between the Company and any of the Investors are not affected by this Agreement.

                15.     Miscellaneous.

                            (a)     All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

                            (b)     All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed (i) if to the Company, at Minrad Inc., 847 Main Street, Buffalo, New York 14203, facsimile: (716) 855-1068, Attention: William H. Burns, Jr.; (ii) if to Investors, at the address of such party as set forth beneath such party's signature to the Omnibus Signature Page (in the case of Investors in the offering under the Memorandum) or as set forth in the records of the Company (in the case of existing holders of Company securities); (iii) if to the Placement Agent, at Cagan McAfee Capital Partners, LLC, 10600 N. De Anza Blvd., Suite 250, Cupertino, CA 95104, facsimile: (408) 873-0550, Attention: Laird Cagan; and (iv) if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

                            (c)     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State.

                            (d)     Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York and County of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto accepts for itself and himself the process in any such action or proceeding by the mailing of copies of such process to it or him, at its or his address as set forth in paragraph 15(b) and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of New York for any purpose except as provided about and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

                        (e)     This Agreement may not be amended or modified without the written consent of the Company, and the holders of at least a majority of the Registrable Securities.

                        (f)     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.

                        (g)     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        (h)     The Company shall not grant to any third party other than the Placement Agent any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

                        (i)     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                16.     Omnibus Signature Page. In the case of Investors acquiring Shares in the offering described in the Memorandum, this Agreement is intended to be read and construed in conjunction with a Subscription Agreement of even date herewith pertaining to the issuance by the Company of the shares of Common Stock to subscribers pursuant to the Memorandum. Accordingly, pursuant to the terms and conditions of this Agreement and such related agreements it is hereby agreed that the execution by Investors of the Subscription Agreement, in the place set forth therein, shall constitute their agreement to be bound by the terms and conditions hereof and the terms and conditions of the Subscription Agreement, with the same effect as if each of such separate but related agreement were separately signed.

[next page is the signature page]

                IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MINRAD INC.

By:	/s/ William H. Burns, Jr.
William H. Burns, Jr., Chairman and
Chief Executive Officer

Investors who are not acquiring Shares
in the Offering under the Memorandum:

SPENCER TRASK SPECIALTY GROUP, LLC

By: ______________________________
Donald Farley
Title: Chief Executive Officer

NAME: Donald F. Farley

Signature: ________________________
                Donald F. Farley

SPENCER TRASK HOLDINGS, INC.

By: _____________________________
Name:
Title:

SPENCER TRASK & COMPANY

By: _____________________________
Name:
Title:

LINCOLN ASSOCIATES LLC

By:________________________
Name: William P. Dioguardi
Title:

[Continued on next page]

KEVIN KIMBERLIN, LTD.

By: ______________________________
Name: Kevin Kimberlin
Title:__________________

NAME: William P. Dioguardi

Signature: _______________________
                William P. Dioguardi

SPENCER TRASK SECURITIES, INCORPORATED

By: _____________________________
Name:
Title:

SPENCER TRASK PRIVATE EQUITY FUND, I

By: _____________________________
Name:
Title:

SPENCER TRASK PRIVATE EQUITY FUND, II

By: ______________________________
Name:
Title:

NEW ENGLAND PARTNERS CAPITAL, L.P.
By: NEP Capital, LLC, Its General Partner

By: _____________________________
Name: John Rousseau
Title: Principal

See Omnibus Signature Page for Signatures
Of Investors acquiring shares in the
Offering under the Memorandum